QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2012

PACWEST BANCORP
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	00-30747 (Commission File Number)	33-0885320 (IRS Employer Identification No.)

10250 Constellation Blvd., Suite 1640
Los Angeles, CA 90067
(Address of Principal Executive Offices and Zip Code)

Registrant's Telephone Number, Including Area Code: (310) 286-1144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        On November 6, 2012, PacWest Bancorp, a Delaware corporation (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with First California Financial Group, Inc., a Delaware corporation ("First California"). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, First California will merge with and into the Company, with the Company continuing as the surviving corporation (the "Merger"). The Merger Agreement also provides that, simultaneously with the closing of the Merger (the "Closing"), First California Bank, a wholly-owned bank subsidiary of First California, will merge with and into Pacific Western Bank, a wholly-owned bank subsidiary of the Company, with Pacific Western Bank continuing as the surviving bank.

        Subject to the terms and conditions set forth in the Merger Agreement, which has been unanimously approved by the board of directors of each of the Company and First California, at the effective time of the Merger, each outstanding share of First California common stock will be converted into the right to receive a number of shares of the common stock of the Company ("Company Common Stock") equal to the quotient obtained by dividing $8.00 by the volume weighted average price of Company Common Stock measured over the twenty (20) consecutive trading days ending on the second full trading day prior to the receipt of the last of the regulatory approvals required under the Merger Agreement (the "Average Company Stock Price"), subject to certain adjustments set forth in the Merger Agreement (the "Exchange Ratio"). In the event that the Average Company Stock Price is greater than or equal to $27.00, the Exchange Ratio will be 0.2963. In the event that the Average Company Stock Price is less than or equal to $20.00, the Exchange Ratio will be 0.4000. The Merger Agreement provides for the payment of cash in lieu of fractional shares. In the event that any shares of Series A Convertible Preferred Stock, par value $0.01 per share, of First California ("Series A Preferred Stock") or Non-Cumulative Perpetual Preferred Stock, Series C, par value $0.01 per share, of First California ("Series C Preferred Stock") are outstanding immediately prior to the effective time of the Merger, such shares shall each be converted into shares of a new respective series of preferred stock of the Company having rights, preferences, privileges, voting powers and limitations and restrictions thereof, that are the same as the Series A Preferred Stock or Series C Preferred Stock, respectively, immediately prior to the effective time. As described below under "Voting and Support Agreements", holders of the Series A Preferred Stock have agreed to convert their Series A Preferred Stock into shares of First California common stock prior to the Closing.

        Subject to the terms and conditions set forth in the Merger Agreement, at the Closing, each outstanding option to purchase a share of First California common stock shall, without any action on the part of the holder, become fully vested and, immediately after the Effective Time, be cancelled and entitle the holder to receive an amount per share in cash, without interest, equal to the excess if any of $8.00 less the exercise price. Subject to the terms and conditions set forth in the Merger Agreement, at the Closing, each share of restricted stock shall, without any action on the part of the holder, become fully vested and be converted into the right to receive a number of shares of Company Common Stock equal to the Exchange Ratio.

        The Merger Agreement contains customary representations and warranties from the Company and First California, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of their respective businesses during the interim period between the execution of the Merger Agreement and the Closing, (2) obligations to facilitate their respective stockholders' consideration of, and voting upon, the approval of the Merger, (3) the recommendation by the board of directors of First California and the Company in favor of the approval by their respective stockholders of the Merger Agreement and the transactions contemplated thereby and (4) First California's non-solicitation obligations relating to alternative business combination transactions.

        Completion of the Merger is subject to certain customary conditions, including (1) approval of the Merger Agreement by the stockholders of First California and the Company, (2) receipt of required regulatory approvals, (3) the absence of any law or order prohibiting the consummation of the Merger, (4) approval of the listing on the NASDAQ Global Select Market of the Company Common Stock to be issued in the Merger and (5) the effectiveness of the registration statement for the Company Common Stock to be issued in the Merger. Each party's obligation to complete the Merger is also subject to certain additional customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (2) performance in all material respects by the other party of its obligations under the Merger Agreement and (3) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of the Internal Revenue Code of 1986, as amended.

        The Merger Agreement provides certain termination rights for both the Company and First California and further provides that upon termination of the Merger Agreement under certain circumstances, First California will be obligated to pay the Company a termination fee of $10 million and under certain other circumstances, the Company will be obligated to pay First California a termination fee of $5 million.

        The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, First California or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, First California or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Voting and Support Agreements

        In connection with entering into the Merger Agreement, the Company and First California entered into a Voting and Support Agreement with each of the directors of First California (the "First California Voting Agreement"). The First California Voting Agreement generally requires that the directors party thereto, in their capacity as stockholders of First California, vote all of their shares of First California common stock in favor of the Merger and against alternative transactions and generally prohibits them from transferring their shares of First California common stock prior to the consummation of the Merger. The First California Voting Agreement will terminate upon the earlier of the consummation of the Merger and the termination of the Merger Agreement in accordance with its terms.

        The Company and First California also entered into a Voting and Support Agreement with the holders of the Series A Preferred Stock of First California (the "Series A Voting Agreement") on similar terms and conditions to those of the First California Voting Agreement. The Series A Voting Agreement also requires the holders of the Series A Preferred Stock to convert their shares of Series A Preferred Stock into shares of Company Common Stock no later than 10 business days prior to the closing of the Merger. The stockholders that are party to the First California Voting Agreement and the Series A Voting Agreement beneficially own in the aggregate approximately 22% of the outstanding shares of First California's common stock.

        The Company and First California also entered into a Voting and Support Agreement with each of the directors of the Company (the "Company Voting Agreement"). The Company Voting Agreement generally requires that the directors party thereto, in their capacity as stockholders of the Company, vote all of their shares of Company common stock in favor of the Merger and against alternative transactions and generally prohibits them from transferring their shares of Company common stock prior to the consummation of the Merger. The Company Voting Agreement will terminate upon the earlier of the consummation of the Merger and the termination of the Merger Agreement in accordance with its terms.

        The foregoing descriptions of the Voting and Support Agreements do not purport to be complete and are qualified in their entirety by reference to the First California Voting Agreement, the Series A Voting Agreement and the Company Voting Agreement, which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

        This Current Report on Form 8-K contains certain forward-looking information about the Company, First California, and the combined company after the Closing that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company, First California and the combined company. Forward-looking statements speak only as of the date they are made and we assume no duty to update such statements. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Risks and uncertainties for each institution and the combined institution include, but are not limited to: lower than expected revenues; credit quality deterioration or a reduction in real estate values could cause an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; the ability to complete the proposed acquisition, including obtaining regulatory approvals and approval by the stockholders of the Company and First California, or any future acquisition, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies, in each case within expected time-frames or at all; regulatory approvals may not be received on expected timeframes or at all; settlements with the FDIC related to loss-sharing arrangements; the possibility that personnel changes will not proceed as planned; the cost of additional capital is more than expected; a change in the interest rate environment reduces net interest margins; asset/liability re-pricing risks and liquidity risks; pending legal matters may take longer or cost more to resolve or may be resolved adversely; general economic conditions, either nationally or in the market areas in which the entities operate or anticipate doing business, are less favorable than expected; and environmental conditions, including natural disasters, may disrupt business, impede operations, or negatively impact the values of collateral securing loans.

ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTION AND WHERE TO FIND IT

        Investors and security holders are urged to carefully review and consider each of the Company's and First California's public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, and their Quarterly Reports on Form 10-Q. The documents filed by the Company with the SEC may be obtained free of charge at the Company's website at www.pacwestbancorp.com or at the SEC's website at www.sec.gov. These documents may also be obtained free of charge from PacWest by requesting them in writing to PacWest Bancorp, c/o Pacific Western Bank, 275 North Brea Boulevard, Brea, CA 92821; Attention: Investor Relations, or by telephone at (714) 671-6800.

        The documents filed by First California with the SEC may be obtained free of charge at First California's website at www.fcalgroup.com or at the SEC's website at www.sec.gov. These documents may also be obtained free of charge from First California by requesting them in writing to First California Financial Group Inc., 3027 Townsgate Road, Suite 300, Westlake Village, California 91361, Attention: Investor Relations, or by telephone at Phone: (805) 322-9655.

        This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The Company and First California intend to file a registration statement including a joint proxy statement/prospectus and other documents regarding the proposed acquisition with the SEC. Before making any voting or investment decision, investors and security holders of either First California or the Company are urged to carefully read the entire registration statement and joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed acquisition. A definitive joint proxy statement/prospectus will be sent to the stockholders of each institution seeking any required stockholder approvals. Investors and security holders will be able to obtain the registration statement and the joint proxy statement/prospectus free of charge from the Company or First California by writing to the addresses provided for each company set forth in the paragraphs above.

        The Company, its directors, executive officers and certain other persons may be soliciting proxies from the Company's stockholders in favor of the approval of the acquisition. Information about the directors and executive officers of the Company and their ownership of Company Common Stock is set forth in the proxy statement for the Company's 2012 annual meeting of stockholders, as previously filed with the SEC. Stockholders may obtain additional information regarding the interests of such participants by reading the registration statement and the joint proxy statement/prospectus when they become available.

        First California, its directors, executive officers and certain other persons may be soliciting proxies from First California stockholders in favor of the approval of the acquisition. Information about the directors and executive officers of First California and their ownership of First California common stock is set forth in the proxy statement for First California's 2012 annual meeting of stockholders, as previously filed with the SEC. Stockholders may obtain additional information regarding the interests of such participants by reading the registration statement and the joint proxy statement/prospectus when they become available.

Item 9.01.    Financial Statements and Exhibits.

  (d)
  Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of November 6, 2012, by and between PacWest Bancorp and First California Financial Group, Inc.*
10.1	Voting and Support Agreement, dated as of November 6, 2012, by and among PacWest Bancorp, First California Financial Group, Inc. and the directors of First California Financial Group, Inc.
10.2
Voting and Support Agreement, dated as of November 6, 2012, by and among PacWest Bancorp, First California Financial Group and the holders of the Series A Preferred Stock of First California Financial Group, Inc.

Exhibit Number	Description
10.3	Voting and Support Agreement, dated as of November 6, 2012, by and among PacWest Bancorp, First California Financial Group, Inc. and the directors of PacWest Bancorp

*
Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACWEST BANCORP
Date: November 9, 2012	By:	/s/ VICTOR R. SANTORO VICTOR R. SANTORO Executive Vice President and Chief Financial Officer

 EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of November 6, 2012, by and between PacWest Bancorp and First California Financial Group, Inc.*
10.1	Voting and Support Agreement, dated as of November 6, 2012, by and among PacWest Bancorp, First California Financial Group, Inc. and the directors of First California Financial Group, Inc.
10.2
Voting and Support Agreement, dated as of November 6, 2012, by and among PacWest Bancorp, First California Financial Group and the holders of the Series A Preferred Stock of First California Financial Group, Inc.
10.3	Voting and Support Agreement, dated as of November 6, 2012, by and among PacWest Bancorp, First California Financial Group, Inc. and the directors of PacWest Bancorp

*
Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

QuickLinks

  Item 1.01. Entry into a Material Definitive Agreement.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX